Exhibit 10.2

EXECUTION VERSION

CONVERSION AGREEMENT

This Conversion Agreement (this “Agreement”) is made and entered into as of April 27, 2026 by and between PALMETTO GOURMET FOODS, INC., a South Carolina corporation (“Palmetto US”), PGF REAL ESTATE I, INC., a South Carolina corporation (“PGF I”), PGF REAL ESTATE II, INC., a South Carolina corporation (“PGF II” and, together with Palmetto US and PGF I, the “Borrowers”), BOREALIS FOODS INC., an Ontario corporation (the “Company”); BOREALIS IP INC., a Canadian corporation (“Borealis IP”) and PALMETTO GOURMET FOODS (CANADA) INC., a Canadian corporation (“Palmetto Canada” and, together with the Company and Borealis IP and any other entity that may hereafter become a party hereto as a Guarantor, individually, a “Guarantor” and collectively, the “Guarantors”), OXUS CAPITAL PTE LTD. (“Oxus”), Z VENTURES INC., a company organized under the laws of Ontario (“Z Ventures”), ZAGROS ALPINE CAPITAL, a company organized under the laws of British Columbia (“Zagros” and, collectively with Oxus and Z Ventures, the “Entity Shareholders”) and Barthelemy Helg (the “Individual Shareholder” and, the Individual Shareholder together with the Entity Shareholders, the “Shareholders”). The Borrowers, the Guarantors and the Shareholders are sometimes collectively referred to herein as the “Parties” and individually as a “Party.”

WHEREAS, the Shareholders have advanced funds to the Company from time to time in the aggregate principal amount of $29,128,385.00 as of the date herein (the “Indebtedness”) and as set forth in Exhibit A attached hereto;

WHEREAS, the Company, the Guarantors, and Oxus have entered into that certain Credit Agreement, of even date herewith, by and between the Company, as borrower, the Guarantors, as guarantor, and Oxus, as lender (the “Credit Agreement”); and

WHEREAS, the Company and the Shareholders have agreed to enter into this Agreement pursuant to which the Shareholders will convert their Indebtedness into shares of the Company (the “Shares”) pursuant to the terms herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the Parties hereby agree as follows:

SECTION 1. Conversion of Indebtedness Upon Failure to Raise Equity.

1.1 Automatic Conversion. On or before July 1, 2026 (the “Equity Raise Deadline”), if the Company has not consummated one or more equity financings resulting in gross proceeds of at least $70,000,000.00 at a per Share price of $9.00 per Share (the “Required Equity Financing”), then, effective automatically without further action by the Parties, the entire amount of the Indebtedness shall convert into Shares (the “Automatic Conversion” and, such Shares, the “Conversion Shares”); provided, however, that the Obligations (as defined in the Credit Agreement) shall not be included in the total amount of the Indebtedness.

1.2 Conversion Price. The Indebtedness shall convert at a price per Share equal to the volume weighted average closing price of the Shares on the Nasdaq Stock Market for the twenty (20) consecutive trading days ending on and including the trading day immediately preceding the Equity Raise Deadline, as reported by Bloomberg L.P. or, if not available, as determined in good faith by the Board of Directors of the Company (the “Fair Market Value”).

1.3 Conversion Mechanics. The number of Conversion Shares issued to each Shareholder upon an Automatic Conversion shall be equal to the quotient obtained by dividing (i) the aggregate amount of each Shareholder’s Indebtedness and (ii) the Fair Market Value of the Shares on the Equity Raise Deadline, subject to adjustment as provided in Section 1.4 hereof. Upon an Automatic Conversion:

(a) the Company shall deliver share certificates or book-entry notations within five (5) business days after the Equity Raise Deadline;

(b) the Shareholders shall deliver any original promissory notes or other instruments evidencing the Indebtedness for cancellation;

(c) the Shareholders shall be deemed shareholders of record for the Conversion Shares as of the Equity Raise Deadline; and

(d) no fractional shares of the Conversion Shares shall be issued upon conversion of the Indebtedness. In the event that the application of the formula set forth in Section 1.3 herein would result in the issuance of a fractional share, the number of Conversion Shares issuable to the Shareholders shall be rounded up to the nearest whole share, and no cash shall be paid in lieu of any fractional share.

1.4 Adjustment to Conversion Mechanics.

(a) Share Splits, Dividends and Combinations. If the Company at any time prior to the Equity Raise Deadline:

(1) pays a share dividend on, or makes a distribution in Shares with respect to its outstanding shares;

(2) subdivides its outstanding Shares into a larger number of Shares (including by way of a forward share split);

(3) combines or consolidates its outstanding Shares into a smaller number of Shares (including by way of a revere share split); or

(4) issues by reclassification of its Shares any other shares of capital stock of the Company;

then in each such case, the number of Conversion Shares to be issued to each Shareholder upon the Automatic Conversion shall be proportionately adjusted so that each Shareholder shall be entitled to receive, upon conversion, the number of Shares or other securities of the Company that such Shareholder would have owned or been entitled to receive immediately after the happening of any of the events described above had the conversion occurred immediately prior to the record date or effective date, as applicable, of such event. Any such adjustment shall become effective immediately after the record date in the case of a Share dividend or distribution and immediately after the effective date in the case of a subdivision, combination, or reclassification. If after any such adjustment the Shareholders would be entitled to receive shares of two or more classes of capital stock of the Company upon conversion, the Board of Directors of the Company shall, in good faith, determine the allocation of the Shares among such classes of capital stock and the related adjustments to the conversion mechanics, and shall provide written notice thereof to the Shareholders within five (5) Business Days of such determination.

(b) Reorganization, Reclassification, Merger or Sale of Assets. If at any time prior to the Equity Raise Deadline there shall be:

(1) any capital reorganization or reclassification of the outstanding Shares (other than a change in par value or a subdivision or combination as provided in Section 1.5(a) above);

(2) any consolidation or merger of the Company with or into another entity (other than a merger in which the Company is the surviving entity and the outstanding Shares are not converted into or exchanged for different securities, cash, or other property); or

(3) any sale, transfer, or other disposition of all or substantially all of the assets of the Company;

then, as a condition to the consummation of any such transaction, lawful and adequate provision shall be made so that each shareholder shall have the right to receive, upon the Automatic Conversion, in lieu of the Shares otherwise issuable pursuant to this Agreement, the kind and amount of shares or other securities, cash, or other property that such Shareholder would have received had the conversion occurred immediately prior to the record date or effective date, as applicable, of such transaction. In any such case, appropriate adjustments shall be made in the application of the conversion mechanics set forth in this Section 1 with respect to the rights and interests of the shareholders after such transaction to the end that the provisions of this Section 1.4 shall be applicable as nearly as reasonably may be to any shares or other securities or property thereafter deliverable upon conversion hereunder. The Company shall not effect any such transaction unless prior to or simultaneously with the consummation thereof the successor entity (if other than the Company) resulting from such transaction shall assume, by written instrument reasonably satisfactory to the shareholders holding a majority of the aggregate Indebtedness, the obligation to deliver to each Shareholder such shares, securities, or other property as, in accordance with the foregoing provisions, such Shareholder may be entitled to receive upon conversion.

(c) Notice of Adjustment. Whenever the number of Shares or the type of securities or other property deliverable upon conversion shall be adjusted pursuant to this Section 1.4, the Company shall promptly, and in any event within five (5) Business Days after the event giving rise to such adjustment, prepare and deliver to each Shareholder a written certificate signed by the Chief Financial Officer of the Company setting forth, in reasonable detail:

(1) the event requiring the adjustment;

(2) the method by which such adjustment was calculated;

(3) the adjusted number and type of Shares or other property deliverable upon conversion after giving effect to such adjustment; and

(4) the adjusted conversion price, if applicable.

Such written certificate shall be conclusive and binding upon the Parties absent manifest error. In the event of a dispute regarding any adjustment, the Parties shall engage a mutually agreed independent nationally recognized accounting firm to resolve such dispute, the costs of which shall be borne equally by the Company and the Shareholders.

(d) Successive Adjustments. The adjustments provided for in this Section 1.4 shall be applied successively whenever any event described herein shall occur. No adjustment in the number of Conversion Shares shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Shares issuable upon conversion; provided, however, that any such adjustment that is not made by reason of this sentence shall be carried forward and taken into account in any subsequent adjustment.

SECTION 2. Representations and Warranties of the Company. As a material inducement to the Shareholders to enter into this Agreement, the Company hereby represents and warrants to the Shareholders that the following statements are true and correct as of the date of this Agreement and will be true and correct as of the Equity Raise Deadline.

2.1 Organization, Corporate Power and Licenses. The Company is a corporation duly organized, validly existing and in good standing under the laws of Canada. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

2.2 Authorization; No Breach. The execution, delivery and performance of this Agreement has been duly authorized by the Company. Assuming that this Agreement constitutes the legal, valid and binding obligation of the Shareholders, then this Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity and there is no litigation challenging the enforceability of this      Agreement in accordance with its terms. The execution and delivery by the Company of this Agreement and the Automatic Conversion by the Company in accordance with the terms of this Agreement does not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) result in a violation of, or (iii) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with (other than any required filings with the Securities and Exchange Commission), any third party or any court or administrative or governmental body or agency pursuant to, (A) the Company’s certificate of incorporation or bylaws, or (B) any law, statute, rule or regulation to which the Company is subject, or any material agreement, instrument, order, judgment or decree to which the Company is subject.

2.3 SEC Filings. Except for the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was due on March 30, 2026 and has not yet been filed, since November 15, 2025, the Company has filed or furnished all reports, registrations, documents, filings, statements, schedules and submissions together with any required amendments thereto (collectively, the “Company Reports”) that it was required to file with or furnish to the U.S. Securities and Exchange Commission (the “SEC”). As of their respective filing or furnishing dates, the Company Reports complied in all material respects with applicable statutes, rules and regulations. Each Company Report, including the documents incorporated therein by reference, when it was filed with or furnished to the SEC, did not, as of its date or if amended prior to the date of this Agreement, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated within or necessary in order to make the statements made in it, in the light of the circumstances under which they were made, not misleading and complied in all material respects as to form with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934 (the “Exchange Act”), as amended.

2.4 Capitalization.

(a) Authorized and Outstanding Capital Stock. As of the date of this Agreement, the authorized capital stock of the Company consists of an unlimited number Shares, of which 21,463,306 Shares are issued and outstanding as of the date hereof. All issued and outstanding Shares have been duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance in all material respects with applicable federal and state securities law.

(b) Reserved Shares. As of the date of this Agreement, the Company has reserved or otherwise set aside from its authorized and unissued Shares a sufficient number of Shares to satisfy in full its obligations under this Agreement, without the need for any additional authorization of Shares by the shareholders of the Company or any other corporate action. For the avoidance of doubt, the number of Shares reserved pursuant to this Section 2.4(b) shall at all times be sufficient to cover the maximum number of Shares issuable under this Agreement after giving effect to any adjustments made pursuant to Section 1.4 hereof.

(c) Outstanding Rights. Other than as set forth in Schedule 2.4 attached hereto, as of the date of this Agreement, there are no outstanding options, warrants, rights, calls, convertible securities, commitments, or agreements of any character whatsoever relating to the issued or unissued capital stock of the Company or obligating the Company to issue, deliver, sell, repurchase, or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the Company or obligating the Company to grant, extend, or enter into any such option, warrant, right, call, convertible security, commitment, or agreement.

(d) Valid Issuance of Shares. The Shares, when issued pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances, claims, and restrictions, and will be issued in compliance in all material respects with applicable federal and state securities laws.

SECTION 3. Representations and Warranties of the Entity Shareholders. As a material inducement to the Company to enter into this Agreement, the Entity Shareholders hereby represent and warrant to the Company that the following statements are complete and accurate as of the date of this Agreement and will be complete and accurate as of the Equity Raise Deadline.

3.1 Organization; Power. The Entity Shareholders are duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Entity Shareholders possess all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

3.2 Authorization; No Breach. The execution, delivery and performance of this Agreement has been duly authorized by the Entity Shareholders. Assuming that this Agreement constitutes the legal, valid and binding obligation of the Company, then this Agreement constitutes the legal, valid, and binding obligation of the Entity Shareholders, enforceable against the Entity Shareholders in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity and there is no litigation challenging the enforceability of this Agreement in accordance with its terms. The execution and delivery by the Entity Shareholders of this Agreement and the Automatic Conversion by the Entity Shareholders in accordance with the terms of this Agreement, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) result in a violation of, or (iii) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party or any court or administrative or governmental body or agency pursuant to (A) the Entity Shareholders’ organizational documents or (B) any law, statute, rule or regulation to which the Entity Shareholders are subject, or any material agreement, instrument, order, judgment or decree to which the Entity Shareholders are subject.

3.3 Full Satisfaction of Indebtedness. The Entity Shareholders acknowledge that upon the Automatic Conversion, the Indebtedness owed to the Entity Shareholders will be satisfied in full.

3.4 Broker’s Fees. Neither the Entity Shareholders nor any of their officers or directors has retained or authorized any investment banker, broker, finder or other intermediary to act on behalf of the Entity Shareholders or incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the transactions contemplated by this Agreement whose fees would be payable by the Company.

3.5 Securities Law Matters.

(a) Accredited Investor Status. Each of the Entity Shareholders are an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Each of the Entity Shareholders have such knowledge, sophistication, and experience in business and financial matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement, including the acquisition of the Conversion Shares.

(b) Investment Intent. Each of the Entity Shareholders are acquiring the Conversion Shares (if and when issued pursuant to the terms hereof) solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any applicable state securities laws. The Entity Shareholders acknowledge that the Conversion Shares will not be registered under the Securities Act or any state securities laws and that the Conversion Shares may not be offered, sold, transferred, pledged, hypothecated, or otherwise disposed of except pursuant to (i) an effective registration statement under the Securities Act, (ii) to the extent applicable, Rule 144 under the Securities Act (or any similar rule under the Securities Act relating to the disposition of securities), or (iii) an opinion of counsel, reasonably satisfactory to the Company, that an exemption from registration under the Securities Act is available.

(c) Restricted Securities. The Entity Shareholders understand and acknowledge that:

(1) the Conversion Shares will constitute “restricted securities” within the meaning of Rule 144 under the Securities Act; and

(2) the Conversion Shares will bear a restrictive legend in substantially the form set forth in Section 5.5 of this Agreement.

(d) Access to Information. The Entity Shareholders have had an opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of the transactions contemplated by this Agreement, and has had access to such financial and other information concerning the Company as the Shareholders have deemed necessary or appropriate in connection with its decision to enter into this Agreement.

(e) No General Solicitation. The Entity Shareholders acknowledge that neither the Company nor any person acting on its behalf has offered or sold the Conversion Shares by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

SECTION 4. Representations and Warranties of the Individual Shareholder. As a material inducement to the Company to enter into this Agreement, the Individual Shareholder hereby represents and warrants to the Company that the following statements are complete and accurate as of the date of this Agreement and will be complete and accurate as of the Equity Raise Deadline:

4.1 Authorization; No Breach. The execution, delivery and performance of this Agreement has been duly authorized by the Individual Shareholder. Assuming that this Agreement constitutes the legal, valid and binding obligation of the Company, then this Agreement constitutes the legal, valid, and binding obligation of the Individual Shareholder, enforceable against the Individual Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity and there is no litigation challenging the enforceability of this Agreement in accordance with its terms. The execution and delivery by the Individual Shareholder of this Agreement and the Automatic Conversion by the Individual Shareholder in accordance with the terms of this Agreement, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) result in a violation of, or (iii) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party or any court or administrative or governmental body or agency pursuant to any law, statute, rule or regulation to which the Individual Shareholder is subject, or any material agreement, instrument, order, judgment or decree to which the Individual Shareholder is subject.

4.2 Full Satisfaction of Indebtedness. The Individual Shareholder acknowledges that upon the Automatic Conversion, the Indebtedness owed to the Individual Shareholder will be satisfied in full.

4.3 Broker’s Fees. Neither the Individual Shareholder nor any of its officers or directors has retained or authorized any investment banker, broker, finder or other intermediary to act on behalf of the Individual Shareholder or incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the transactions contemplated by this Agreement whose fees would be payable by the Company.

SECTION 5. Other Agreements.

5.1 Survival of Representations and Warranties. The representations and warranties set forth in Sections 2 and 3 of this Agreement and the Schedules attached hereto shall survive for a period of one year after the date herein.

5.2 Further Assurances. In case at any time after the Equity Raise Deadline any further action is necessary or desirable to carry out the purposes of this Agreement or the transactions contemplated hereby, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request.

5.3 No Other Representations and Warranties. The Shareholders acknowledge and agree that (a) in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Shareholders have relied solely upon their own investigation and the express representations and warranties set forth in Section 2 of this Agreement, and (b) none of the Company or any of its officers, directors, employees or representatives has made any representation or warranty as to the Company or the transactions contemplated by this Agreement, except as expressly set forth in Section 2 of this Agreement.

5.4 Capitalization Covenant.

(a) Reservation of Shares. From and after the date of this Agreement and until the earlier of (i) the consummation of the Required Equity Financing and (ii) the issuance of the Shares pursuant to Section 1.1, the Company shall at all times reserve and keep available out of its authorized and unissued Shares, free from preemptive rights or any other contingent purchase rights of any Person, a number of Shares sufficient to satisfy in full the Company’s obligation to issue the Shares upon the Automatic Conversion, as adjusted from time to time pursuant to Section 1.4 hereof. If at any time the number of authorized but unissued Shares is insufficient to satisfy the Company’s obligations under this Agreement, the Company shall promptly take all corporate action necessary to increase the Company’s authorized Shares to an amount sufficient to satisfy such obligations, including, without limitation, obtaining any required shareholder approval and making any required filings with applicable governmental authorities.

(b) No Conflicting Agreements. From and after the date of this Agreement and until the earlier of (i) the consummation of the Required Equity Financing and (ii) the issuance of the Shares under this Agreement, the Company shall not, without the prior written consent of the Shareholders holding a majority of the aggregate Indebtedness:

(1) authorize, issue, or enter into any agreement providing for the issuance of any Shares or securities convertible into or exchangeable for Shares at a price per share that would, in the reasonable determination of the Board of Directors, materially and adversely affect the economic benefit of the conversion rights granted to the shareholders hereunder, other than (A) issuances pursuant to the Required Equity Financing, (B) issuances pursuant to any employee stock option plan, restricted stock plan, or other equity incentive plan of the Company existing as of the date hereof and disclosed to the Parties, and (C) issuances upon the exercise or conversion of any options, warrants, or convertible securities outstanding as of the date hereof and disclosed to the Parties;

(2) effect or enter into any agreement to effect any recapitalization, reclassification, share split, reverse share split, combination, exchange or readjustment of Shares, or any share dividend or distribution, in each case without making appropriate adjustment to the conversion mechanics set forth in Section 1.4 hereof; or

(3) enter into any merger, consolidation, business combination, or similar transaction that would result in the holders of Shares receiving consideration other than Shares of the surviving entity, without making adequate provision for the assumption of the Company’s obligations under this Agreement by the surviving entity or the payment of equivalent value to the Shareholders.

(c) Nasdaq Compliance. The Company shall use commercially reasonable efforts to maintain the listing of its Shares on the Nasdaq Stock Market (or such other national securities exchange on which the Shares may then be listed) through the Equity Raise Deadline and shall comply in all material respects with the applicable listing standards of such exchange. In the event the Company receives any notice of non-compliance from Nasdaq or any other applicable exchange with respect to the listing of the Shares, the Company shall promptly, and in any event within two (2) Business Days of receipt of such notice, notify the Shareholders in writing of such notice and the Company’s proposed plan of remediation.

(d) SEC Reporting Compliance. From and after the date of this Agreement and until the issuance of the Shares (if applicable), the Company shall timely file all reports and other documents required to be filed with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act so as to maintain the availability of Rule 144 under the Securities Act for the resale of the Shares following their issuance.

5.5 Restrictive Legend.

(a) Legend Requirement. Each certificate or book-entry notation representing the Conversion Shares issued pursuant to this Agreement shall bear the following legend (the “Restrictive Legend”):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE SECURITIES ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE.”

(b) Legend Removal. The Company shall, within three (3) Business Days of a written request by any Shareholder, remove the Restrictive Legend from any Conversion Shares (or instruct its transfer agent to remove such legend) if:

(1) such Conversion Shares have been registered for resale pursuant to an effective registration statement under the Securities Act and such registration statement is currently effective;

(2) such Conversion Shares are eligible for resale pursuant to Rule 144 under the Securities Act without any volume or manner-of-sale restrictions and the Company has received a written representation from the applicable Shareholder to such effect; or

(3) such Conversion Shares have been sold pursuant to an effective registration statement or Rule 144 under the Securities Act.

(c) Transfer Agent Instruction. The Company shall, concurrently with the issuance of the Conversion Shares, deliver irrevocable written instructions to its transfer agent authorizing and directing the transfer agent to issue the Conversion Shares subject to the Restrictive Legend and to remove such legend in accordance with Section 5.5(b) above. The Company shall bear all costs associated with legend removal.

5.6 Rule 144 Cooperation. From and after the date of this Agreement, the Company shall:

(a) timely file all reports and other documents required to be filed with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act so as to maintain the availability of Rule 144 under the Securities Act for the resale of the Conversion Shares following their issuance;

(b) upon the written request of any Shareholder, promptly deliver to such Shareholder a written statement as to whether the Company has complied with the reporting requirements of Rule 144 under the Securities Act; and

(c) cooperate with each Shareholder and its counsel in connection with any transaction intended to be effected in compliance with Rule 144 under the Securities Act, including, without limitation, by providing any certificates, legal opinions, or other documents reasonably requested by the transfer agent or any broker-dealer in connection with such transaction

SECTION 6. Termination.

6.1 Conditions of Termination. This Agreement may be terminated at any time prior to the Equity Raise Deadline:

(a) by the mutual written consent of the Parties;

(b) by Oxus, upon the occurrence and continuance of an Event of Default as defined in the Credit Agreement; and

(c) by the Shareholders if there has been a material misrepresentation, material breach of warranty by the Company in the representations and warranties set forth in this Agreement.

SECTION 7. Miscellaneous.

7.1 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

7.2 Counterparts. This Agreement may be executed simultaneously in counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same Agreement.

7.3 Entire Agreement. This Agreement, the agreements and documents referred to herein and that certain letter agreement between the Parties attached as Exhibit A to this Agreement, contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

7.4 Costs and Expenses. The Company shall reimburse Oxus for all reasonable out-of-pocket fees, costs and expenses, including, but not limited to, attorneys’ fees, as set forth in Section 5.12 of the Credit Agreement. The Individual Shareholders shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys’ fees.

7.5 Governing Law; Submission to Jurisdiction. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to any choice of law rules (whether of the State of New York or any other jurisdictions) to the extent such rules would cause the application of the laws of any jurisdictions other than the State of New York. Each Party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

7.6 Jury Trial Waiver. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7.7 Notices. All notices, requests, demands and other communications required or permitted under this Agreement or by law shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt, or when received by telecopy at the office of the noticed party or on the third Business Day after deposit in the United States mails, postage prepaid, addressed as set forth below:

If to the Company:	Borealis Foods Inc.

If to Oxus:	Oxus Capital PTE Ltd. With copy to: Greenberg Traurig, LLP

If to Z Ventures:

If to Zagros:

If to the Individual Shareholder:

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

COMPANY:	BOREALIS FOODS INC.

By:
	Name:	Reza Soltanzadeh
	Title:	President and Chief Executive Officer

GUARANTORS:	BOREALIS IP INC.

By:
	Name:	Reza Soltanzadeh
	Title:	President

PALMETTO GOURMET FOODS (CANADA) INC.

By:
	Name:	Reza Soltanzadeh
	Title:	President and Chief Executive Officer

[Signatures Continue on Following Page]

[Signature Page to Conversion Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

BORROWERS:	PALMETTO GOURMET FOODS, INC.

By:
	Name:	Reza Soltanzadeh
	Title:	President

PGF REAL ESTATE I, INC.

By:
	Name:	Reza Soltanzadeh
	Title:	President

PGF REAL ESTATE II, INC.

By:
	Name:	Reza Soltanzadeh
	Title:	President

[Signatures Continue on Following Page]

[Signature Page to Conversion Agreement]

SHAREHOLDERS:	OXUS CAPITAL PTE LTD.

By:
	Name:	Pavel Mynzhanov
	Title:	Director

Z VENTURES INC.

By:
	Name:	Reza Soltanzadeh
	Title:	President

ZAGROS ALPINE CAPITAL

By:
	Name:	Reza Soltanzadeh
	Title:	President

Barthelemy Helg

[Signature Page to Conversion Agreement]